UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Bristol-Myers Squibb Company
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 Proxy Season Update  April 2026

 2  Our Mission  To discover, develop and deliver innovative medicines that help patients prevail over serious diseases  Our Vision  To be the world's leading biopharma company  that transforms patients' lives through science  Our Values  Innovation  Passion  Inclusion  Accountability  Integrity  Urgency

 Building a company that is financially strong and delivers industry-leading sustainable growth into the 2030s and beyond.  3  Continued Pipeline Progress  18  Approvals in the U.S., E.U., Japan & China   13  Submissions  to the FDA   and other markets  10  IND/CTA approvals  25+  Early-stage  assets  In 2025, our Clinical and Regulatory Achievements Included:  Achieved U.S. approval as the first and only CAR-T cell therapy for adults with relapsed or refractory marginal zone lymphoma   Achieved E.U. approval for adults with relapsed or refractory mantle cell lymphoma  Achieved U.S. and E.U approval for first-line treatment of adult patients with unresectable or advanced HCC   Achieved approval in Japan for the treatment of oHCM   Achieved E.U. approval for the subcutaneous formulation of nivolumab across most previously approved adult, solid tumor Opdivo indications  Highlights from the year include:

 Delivering Sustainable Growth & Innovation  4  * Growth Portfolio includes: Opdivo® (nivolumab), Opdivo QvantigTM (nivolumab and hyaluronidase-nvhy), Orencia® (abatacept), Yervoy® (ipilimumab), Reblozyl® (luspatercept-aamt), Breyanzi® (lisocabtagene maraleucel), Opdualag® (nivolumab and relatlimab-rmbw), Camzyos® (mavacamten), Zeposia® (ozanimod), Abecma® (idecabtagene vicleucel), Sotyktu® (deucravacitinib), Krazati®, CobenfyTM (xanomeline and trospium chloride), and other growth products, including AugtyroTM (repotrectinib), Onureg® (azacitidine), Inrebic® (fedratinib), Empliciti® (elotuzumab), and Nulojix® (belatacept), and royalty revenue, including royalties received from Merck on Winrevair.  ** Legacy Portfolio includes Eliquis® (apixaban), Revlimid® (lenalidomide), Pomalyst®/Imnovid® (pomalidomide), Sprycel® (dasatinib), Abraxane® (paclitaxel protein-bound particles for injectable suspension) (albumin-bound), and Mature and other products.  † GAAP and non-GAAP diluted EPS include the net impact of Acquired IPRD charges and licensing income of ($1.40) in 2025. A reconciliation of GAAP to non-GAAP measures can be found on our website at bms.com. See “Quarterly package of financial Information” available on bms.com/investors for information on the list of specified items excluded from non-GAAP EPS.     $48.2B  Total Revenues in 2025        Strong Commercial Performance                                      $26.4B        $21.8B              Growth Portfolio* net sales  compared to  $22.6B in 2024        Legacy Portfolio** net sales  compared to  $25.7B in 2024                                      $3.46        $6.15              GAAP diluted EPS†        Non-GAAP diluted EPS†  (>200%) versus 2024                                   In 2025, Completed Key Business Development Including:  Acquisition of Orbital Therapeutics   Global Strategic Collaboration Agreement with BioNTech        Balanced Capital Allocation Strategy                                      $14.2B        3.3%              cash ﬂow from operating activities        quarterly dividend increase for 2025                                      $10.9B        16th              debt repayment        consecutive year of annual increase

 Committed to Sound Corporate Governance  5  Board Accountability and Shareholder Rights  Regular shareholder engagement  Annual election of Directors  Majority voting standard for election of Directors  Robust Lead Independent Director role  Annual performance reviews for the board and committees, and individual directors  Limit on total public company board memberships for BMS Directors (4)  Limit on total public company board memberships for sitting CEO (2)  Proxy access shareholder right  Ability to call special meetings (15%)  Extensive Related Party Transaction policies and procedures  No supermajority voting provisions for common stockholders  No stockholder rights plan  Semi-annual political contributions disclosures

 Robust Role of Lead Independent Director  6  Serving as liaison between the independent Directors and the Board Chair and Chief Executive Officer  Reviewing and approving meeting agendas and sufficiency of time  Calling meetings of the independent Directors  Presiding at all meetings of the independent Directors and any Board meeting when the Board Chair and Chief Executive Officer is not present, including executive sessions of the independent Directors  Engaging with major shareholders, as appropriate  Approving the quality, quantity and timeliness of information sent to the Board  Serving a key role in Board and Chief Executive Officer evaluations  Responding directly to shareholder and stakeholder questions, as appropriate  Providing feedback from executive sessions of the independent Directors to the Board Chair and Chief Executive Officer and other senior management  Recommending advisors and consultants

2026 Board Nominees - Well-Equipped to Support Company Strategy



Christopher S. Boerner, Ph.D.

Board Chair & Chief Executive Officer of the Company

More than 20 years of experience in the biotechnology industry, including prior roles at Bristol Myers Squibb as Chief Commercialization Officer and Chief Operating Officer

Director Since: 2023



Theodore R. Samuels

Lead Independent Director

Committees: Audit Committee; Committee on Directors & Corporate Governance (C)

Retired President of Capital Guardian Trust Company

Director Since: 2017



Peter J. Arduini

Committees: Compensation & Management Development Committee (C)

President and Chief Executive Officer at GE Healthcare
Former President and CEO at Integra LifeSciences Holdings Corporation

Director Since: 2016



Deepak L. Bhatt, M.D., M.P.H., M.B.A.

Committees: Compensation & Management Development Committee; Science & Technology Committee

Director of Mount Sinai Fuster Heart Hospital and the Dr. Valentin Fuster Professor of Cardiovascular Medicine at the Icahn School of Medicine at Mount Sinai

Director Since: 2022



Julia A. Haller, M.D.

Committees: Committee on Directors & Corporate Governance; Science & Technology Committee (C)

Chief Executive Officer and Ophthalmologist-in-Chief of Wills Eye Hospital
Professor and Chair of the Dept. of Ophthalmology at Sidney Kimmel Medical College

Director Since: 2019



Manuel Hidalgo Medina, M.D., Ph.D.

Committees: Committee on Directors & Corporate Governance; Science & Technology Committee

Professor of Medicine and Co-Director of GI Cancer Center at NYU Grossman School of Medicine

Director Since: 2021



Michael R. McMullen

Committees: Audit Committee; Compensation & Management Development Committee

Former Chief Executive Officer of Agilent Technologies, Inc.

Director Since: 2024



Paula A. Price

Committees: Audit Committee; Committee on Directors & Corporate Governance

Former Executive Vice President & CFO of Macy's, Inc.
Former Executive Vice President and CFO of Ahold USA
Former Chief Accounting Officer of CVS Caremark

Director Since: 2020



Derica W. Rice

Committees: Audit Committee (C); Compensation & Management Development Committee

Former Executive Vice President of CVS Health and President, Pharmacy Benefits Management Business of CVS Caremark
Former Executive Vice President of Global Services and CFO of Eli Lilly and Company

Director Since: 2020



Karen H. Vousden, Ph.D.

Committees: Compensation & Management Development Committee; Science & Technology Committee

Principal Group Leader at the Francis Crick Institute in London
Former Chief Scientist at Cancer Research UK, Former Director of Beatson Institute for Cancer Research UK

Director Since: 2018



Phyllis R. Yale

Committees: Audit Committee; Science & Technology Committee

Advisory Partner with Bain & Co.
Former Director of Blue Cross Blue Shield of Massachusetts

Director Since: 2019

Legend:

- Audit Committee
- Committee on Directors & Corporate Governance
- Compensation & Management Development Committee
- Science & Technology Committee
- (C) Committee Chair

Bristol Myers Squibb
7

Our Board Nominees Have a Comprehensive Collection of Varied Backgrounds, Industry Experiences & Personal Characteristics  8  Healthcare  Experience in relevant areas within the healthcare industry, including science, manufacturing, regulatory compliance, payer dynamics, and working with health care providers.  Science/Technology/Innovation  Relevant scientific expertise in the healthcare industry, and experience with technology and innovation, including the use of innovative technologies in the discovery, development and delivery of medicines.  Financial  Experience in corporate finance and financial reporting and internal controls at a large organization.  Risk Management  Experience managing critical enterprise risks.  Sales & Marketing  Experience in commercialization, digital advertising, marketing and brand development.  International  Experience leading a complex global organization or understanding different regulatory and commercial requirements.  Executive/Finance Leadership Experience serving as a CEO/CFO at a large or complex public or private company.  Academia/Non-Profit  Experience as professor, researcher or leader at a large university or non-profit organization.  Digital  Experience or expertise managing or overseeing information technology, including related to the use of digital technologies, including artificial intelligence, to facilitate business objectives, cybersecurity and data privacy.  Key Skills & Experience Definitions  Leadership  Strategic Thinking  Sound Business Judgment  Integrity & Ethics  All Directors possess these qualities:

 Executive Compensation Supporting our Core Strategy  9  92%  80%  of target pay is  performance-based and at  risk  of target pay delivered in  long-term equity  Incentives with three-year  cliff vesting  85%  70%  of average NEO target pay  is performance-based and  at risk  of average NEO target pay  delivered in long-term  equity incentives with  three-year cliff vesting  Executive Compensation Philosophy & Principles  Competitive Compensation  Attracts, retains, and incentivizes talented executives capable of leading our business in a highly complex and competitive environment  Pay for Performance  A substantial proportion of our executives’ pay is variable and at-risk based on operational, financial, strategic, and share price performance, supporting alignment over the long term between our executives and our shareholders  Bristol Myers Squibb is an equal opportunity employer. The cornerstone of our compensation philosophy and program structure is aligning pay to the achievement of both our short-term and long-term goals, engagement of our employees, the achievement of our mission and the delivery of value to our shareholders.  As an organization, our priorities are to (i) focus on transformational medicines where we have a competitive advantage, (ii) drive operational excellence, and (iii) strategically allocate capital for long-term growth and shareholder returns.  Two Core Elements:  (1) This chart excludes Dr. Massacesi who was hired by the Company in August 2025, and Dr. Hirawat who departed the Company in November 2025.  (1)

 2025 Executive Compensation Program:Supporting Revenue Renewal and Execution of Our Core Strategy1  10  Base  Salary  Based on specialized qualifications, experience and role impact, pay levels of comparable positions within peer group and competitive market   Annual Incentive  (Paid in cash)  Non-GAAP  Operating Income  Critical measure of annual profitability, aligning our employees with our shareholders  No individual performance component to incentivize our senior executives as one team to deliver against our most important objectives. Payout based solely on company performance.   Growth Portfolio Revenue  Foundation of long-term sustainable growth and competitive superiority  Increases focus on strategic priority of revenue renewal  Pipeline  Near-Term Growth  Each designed to:  Drive improved decision-making and operational rigor  Ensure alignment with company’s portfolio  Long-Term Growth Potential  Qualitative Overlay  Sustainability & Social Impact Scorecard  Aligned to our externally-stated commitments on sustainability and social impact  Long-Term Incentive  (Delivered in shares)  Performance Share Units  Reward the achievement of financial goals and further align executive compensation with the interests of our shareholders — Non-GAAP Operating Income (25%), Growth Portfolio Revenue (40%) and relative Total Shareholder Return CAGR (35%), each measured over an applicable three-year performance period.   Rewards the achievement of financial goals and further aligns executive compensation with the interests of our shareholders — Non-GAAP Operating Margin (25%), Growth Portfolio Revenue (40%) and relative Total Shareholder Return CAGR (35%), each measured over an applicable three-year performance period.  Market   Share Units  Reward stock price appreciation, inclusive of the value of dividends accumulated during the performance period  Important component of attracting specialized talent  Reward creation of shareholder value  Promote retention while maintaining pay-for-performance link  Rewards stock price appreciation, inclusive of the value of dividends accumulated during the performance period  Important component of attracting specialized talent  Rewards creation of incremental shareholder value  Promotes retention while maintaining pay-for-performance link  1 As an organization, our priorities are to (i) focus on transformational medicines where we have a competitive advantage, (ii) drive operational excellence, and (iii) strategically allocate capital for long-term growth and shareholder returns.

 Executive Compensation Governance Practices  11  What We Do:  What We Do Not Do:    100% performance-based annual and long-term incentives  X  Provide guaranteed incentives     Caps on the payouts under our annual and long-term incentive award programs  X  Allow speculative and hedging transactions    Robust share ownership and share retention guidelines  X  Allow pledging shares and holding them in a margin account    Neutralize share buyback impact on share-denominated compensation metrics  X  Create the potential for windfall gains    Robust recoupment and clawback policies  X  Enter into employment contracts    Proactive shareholder engagement  X  Re-price or backdate of equity awards    “Double trigger” change-in-control compensation arrangements  X  Provide unusual or excessive perquisites

 12  2026 Bristol Myers Squibb Board recommendations:  Management Proposals  Shareholder Proposal  FOR  Election of Directors  AGAINST  Shareholder Proposal on the Adoption of a Board Policy that the Chairperson of the Board be an Independent Director  FOR  Advisory Vote to Approve the Compensation of our Named Executive Officers  FOR  Vote to Approve the Company’s 2026 Stock Award and Incentive Plan  FOR  Ratification of the Appointment of  an Independent Registered Public Accounting Firm  The Board Values Your Support at Our 2026 Annual Meeting

 13  Accordingly, the Board of Directors unanimously recommends a vote “FOR” this proposal.  Management Proposal on the Approval of the Company’s 2026 Stock Award and Incentive Plan  The 2026 Plan is an “omnibus” plan, authorizing a variety of equity award types as well as cash incentive awards. The 2026 Plan is similar in scope to our existing 2021 Stock Award and Incentive Plan. We intend that the 2026 Plan will replace the 2021 Plan.   Our Board and Compensation and Management Development Committee seek shareholder approval of the 2026 Plan so that awards under the Plan can help us:  Attract, retain and motivate officers, employees, Directors, and other service providers to Bristol Myers Squibb and its subsidiaries and affiliates,  Provide competitive compensation opportunities,   Reward achievement of our business goals, and   Promote creation of long-term value for shareholders by closely aligning the interests of Plan participants with the interests of shareholders.  The Board and the Committee believe that awards linked to common stock and awards with terms tied to our performance provide incentives for the achievement of important performance objectives and promote the long-term success of Bristol Myers Squibb. Therefore, the 2026 Plan is expected to be an integral part of our overall compensation program.  The Board Values Your Support at Our 2026 Annual Meeting (cont.)

 14  Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” this shareholder proposal.  Shareholder Proposal on the Adoption of a Board Policy that the Chairperson of the Board be an Independent Director  The Board has carefully considered this proposal and believes the actions requested are not in the best interests of the Company and its shareholders.  Our Lead Independent Director role, as well as our other corporate governance practices, already provide the strong independent leadership and robust management oversight requested by this proposal.  Shareholder interests are best served when the Board has the flexibility to make leadership choices that reflect the Company’s needs and circumstances at any given time.  Eliminating this flexibility is unnecessarily rigid and would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Board Chair.  In sum, the Board believes that its fiduciary duties are best satisfied by retaining the flexibility to determine a leadership structure that serves the best interests of the Company and its shareholders at any given time and not restricting the Board’s ability to select the individual best suited to serve as Board Chair.  Given the current needs of the Company and the strong role of the Lead Independent Director, the Board believes that it continues to be in the best interests of the Company and its shareholders to combine the roles of Board Chair and Chief Executive Officer.  Shareholder proposals regarding this topic have been voted on at four of the last five Annual Meetings, and, in each instance, the proposal has failed to receive a majority of shareholder support, with the most recent proposal garnering only 31.8% support among votes cast.  The Board Values Your Support at Our 2026 Annual Meeting (cont.)

 15  This presentation (as well as the oral statements made with respect to information contained in this presentation) contains statements about Bristol-Myers Squibb Company’s (the “Company”) future financial results, plans, business development strategy, anticipated clinical trials results, and regulatory approvals that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Actual results may differ materially from those expressed in, or implied by, these statements as a result of various factors, including, but not limited to: (i) new laws, government actions, agreements and regulations, including with respect to pricing controls and market access and the imposition of new tariffs, trade restrictions and export regulations, including the potential for international reference pricing and most-favored nation drug pricing for our products, (ii) our ability to obtain, protect and maintain market exclusivity rights and enforce patents and other intellectual property rights, (iii) our ability to achieve expected clinical, regulatory and contractual milestones on expected timelines or at all, (iv) difficulties or delays in the development and commercialization of new products, (v) difficulties or delays in our clinical trials and the manufacturing, distribution and sale of our products, (vi) adverse outcomes in legal or regulatory proceedings, (vii) risks relating to acquisitions, divestitures, alliances, joint ventures and other portfolio actions and (viii) political and financial instability, including changes in general economic conditions. These and other important factors are discussed in the Company’s most recent annual report on Form 10-K and reports on Forms 10-Q and 8-K. These documents are available on the U.S. Securities and Exchange Commission’s website, on the Company’s website, or from the Company’s Investor Relations Department. No forward-looking statements can be guaranteed.  In addition, any forward-looking statements and clinical data included herein are presented only as of the date hereof. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly update any of the provided information, whether as a result of new information, future events, changed circumstances or otherwise. This presentation does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.  This presentation includes certain non-Generally Accepted Accounting Principles (“GAAP”) financial measures that we use to describe the Company’s performance. The non-GAAP financial measures are provided as supplemental information and are presented because management has evaluated the Company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the Company’s baseline performance, supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. This presentation also provides certain revenues and expenses or other financial measures excluding the impact of foreign exchange (“Ex-FX”). We calculate foreign exchange impacts by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. Ex-FX financial measures are not accounted for according to GAAP because they remove the effects of currency movements from GAAP results.   The non-GAAP information presented herein provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. An explanation of these non-GAAP financial measures and a reconciliation to the most directly comparable financial measure are provided with this presentation and available on our website at www.bms.com/investors.  Forward Looking Statements and Non-GAAP Financial Information